EXHIBIT 1.01

Flex Ltd.
Conflict Minerals Report
For the reporting period from January 1 to December 31, 2025

1. INTRODUCTION

This Conflict Minerals Report (this “Report”) of Flex Ltd. (the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2025 (the “Reporting Period”). The U.S. Securities and Exchange Commission (the “SEC”) adopted Rule 13p-1 in 2012 to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Rule 13p-1 requires the disclosure of certain information on Form SD by SEC registrants (“Registrants”) that manufacture or contract to manufacture products that use minerals specified in Form SD that are necessary to the functionality or production of these products (“Necessary Conflict Minerals”). These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “Conflict Minerals”). Form SD identifies certain countries from which Conflict Minerals are sourced as “Covered Countries” and requires Registrants to determine, among other things, whether their Necessary Conflict Minerals originated in any Covered Country and fund “Armed Groups” (as such term is defined in Form SD). Covered Countries are the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC. The reporting requirements of Rule 13p-1 apply to Registrants regardless of the geographic origin of their Necessary Conflict Minerals and whether or not such Necessary Conflict Minerals fund Armed Groups.

Form SD requires Registrants to conduct, in good faith, a “reasonable country of origin inquiry,” or “RCOI,” with respect to their Necessary Conflict Minerals. The purpose of the RCOI is to determine whether any of the Registrant’s Necessary Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.

If, based on its RCOI, a Registrant knows that any of its Necessary Conflict Minerals originated in a Covered Country and is not from recycled or scrap sources, or has reason to believe that its Necessary Conflict Minerals may have originated in a Covered Country and has reason to believe that such Necessary Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its Necessary Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral. Form SD describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals.

We design, build, transport and service complete packaged products, including electronics, for companies of all sizes in various industries and end-markets. We manufacture or contract to manufacture many products that use Necessary Conflict Minerals. We primarily purchase component parts and generally do not purchase raw ore or unrefined Conflict Minerals. We generally do not have direct contractual relationships with the originating mines, or the smelters or refiners of the Conflict Minerals that end up in our products. These mines are many layers upstream from us in our global supply chain, and therefore we need to rely on our thousands of direct suppliers as well as industry initiatives for source information on the Conflict Minerals in our products. In addition, many of our customers require us to use their chosen suppliers in the manufacture of their products and we typically do not have direct contractual relationships with these suppliers. In such cases we must rely on the cooperation of our customers and their designated suppliers for Conflict Minerals source information.

In accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), the internationally recognized standard on which our Company’s Conflict Minerals compliance system is based, we support an industry initiative that audits Conflict Minerals smelters’ and refiners’ due diligence activities. That industry initiative is the Responsible Business Alliance’s (“RBA”) and Global e-Sustainability Initiative’s Responsible Minerals Initiative (“RMI”). The data on which we relied for certain statements in this report was obtained through our membership in the RMI, using their RCOI report for member “FLEX.” We are a charter member of the RBA and have periodically held a board seat in the organization since its formation in 2004. We support the RMI’s due diligence and reporting processes to encourage transparency throughout the supply chain.

2. RCOI PROCESS AND RESULTS

For products manufactured during the Reporting Period, we performed a RCOI on the Necessary Conflict Minerals found in the products we manufacture or contract to manufacture. We utilized the RMI’s Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in the assessment of our supply chain as to the sources of the Necessary Conflict Minerals in the products they supply to us. After collecting responses to our CMRT queries from suppliers, we evaluated the responses for completeness and plausibility, and we engaged in follow-up communications with suppliers as appropriate. Some suppliers provided us with “company-level” CMRT responses that include Conflict Minerals information for all products sold by the supplier to its customers even though we may have purchased only a limited subset of such products from the supplier.

Based on our RCOI described above, we have reason to believe that some of these Conflict Minerals may have originated from the Covered Countries and may not be from recycled or scrap sources.

3. DUE DILIGENCE PROCESS

Based on the results of our RCOI, and as required by Form SD, we conducted due diligence on the source and chain of custody of our Necessary Conflict Minerals (“Due Diligence”) to ascertain whether these Conflict Minerals originated in the Covered Countries and finance or otherwise benefited Armed Groups.

3.1 Design of Our Due Diligence Measures

Our Due Diligence measures have been designed to conform with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance). The design of our Due Diligence measures incorporates the following five-step framework as outlined in the OECD Guidance:

1. Establish strong company management systems.
2. Identify and assess risks in the supply chain.
3. Design and implement a strategy to respond to identified risks.
4. Carry out independent third-party audits of smelters’/refiners’ due diligence practices by participating in industry-driven initiatives.
5. Report annually on supply chain due diligence.

3.2 Due Diligence Measures Performed

Our Due Diligence measures performed during the Reporting Period include:

•Our continued efforts to manage the Company’s Conflict Minerals Compliance program through a working group which consists of cross-functional team member representatives from our compliance, sustainability, procurement, internal audit and legal groups;
•Continued development of our compliance management framework and implementation plan, including business processes and IT systems to manage information requests and data sharing with customers and suppliers, consistent with the Company’s Conflict Minerals Policy, as described below;
•Ongoing engagement with customers and suppliers to remove smelters and refiners from the supply base, as necessary; and
•Participation in industry group initiatives to help define and clarify industry standards.

In addition, we communicated our Conflict Minerals Policy to our suppliers who supply us components containing Conflict Minerals. Our Conflict Minerals Policy includes the following:

•Our expectation that our suppliers source from socially responsible suppliers;
•Our expectation that our suppliers have policies and procedures in place to ensure that products and parts supplied to us are “DRC conflict-free” (as such term is defined in Form SD);
•Our expectation that our suppliers provide all necessary due diligence information to confirm that all Conflict Minerals supplied to us are DRC conflict-free;
•Our expectation that our suppliers pass these requirements on to their supply chain; and
•Statement that the above requirements are taken into consideration when selecting and retaining suppliers.

A copy of our Conflict Minerals Policy is publicly available on our website at www.flex.com/supplier-information/supplier-quality.

We surveyed 5,034 suppliers of components containing Conflict Minerals, representing approximately 86.20% of our global direct materials spend for the Reporting Period. As with our RCOI, we used the CMRT to collect information from these suppliers regarding the sources of the Necessary Conflict Minerals in the products they supply to us, including the processing smelters and refiners (“SORs”) and countries and mines of origin of such Conflict Materials.

Of the 5,034 suppliers surveyed, we received responses from 2,299 suppliers or approximately 45.6%. We evaluated the responses for plausibility, consistency and completeness, especially in terms of the reported Conflict Minerals content, and the origin of the Conflict Minerals. We also checked the conflict-free status of SORs on the RMI’s website.

We followed up with the suppliers surveyed, to the extent possible, on missing and inconsistent information, implausible statements regarding no presence of Conflict Minerals, incomplete data provided, responses that did not identify SORs, responses that indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs but not verified as such through further analysis and research. In addition, we followed up on cases where the supplier reported that a SOR does not source Necessary Conflict Minerals from the Covered Countries and the reported sourcing country is not a known reserve for the specified Conflict Mineral.

If a supplier did not provide the information requested, we initiated an escalation process. The escalation process included contacting alternate persons at the supplier, enlisting help from other Company locations engaged with the supplier, obtaining assistance from our global commodity team, and working with our customer(s) to contact the suppliers.

Based on our supplier survey, follow-up and, if necessary, escalation procedures as described above, we estimate that we had reliable responses from 2,212 suppliers, representing approximately 64.39% of our global direct materials spend for the Reporting Period, which we used to make our due diligence determination as required under Form SD.

We reported to the Audit Committee of the Company’s Board of Directors with respect to our Due Diligence processes and compliance activities.

4. DUE DILIGENCE DETERMINATION

Based on the Due Diligence performed on certain of our products offered in our business groups as described below, we were unable to determine whether the Necessary Conflict Minerals contained in such products (not including Conflict Minerals that originated from recycled or scrap sources) originated in the Covered Countries, or, if they did originate in the Covered Countries, whether the mining of or trade in such Conflict Minerals directly or indirectly finance or otherwise benefit Armed Groups.

4.1.1 Product Descriptions

Flex is the advanced, end-to-end manufacturing partner of choice that helps a diverse customer base design, build, deliver and manage innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers technology, innovation, supply chain, and manufacturing solutions to diverse industries and end markets. The Company’s full suite of specialized capabilities includes design and engineering, supply chain, manufacturing, post-production and post-sale services, and proprietary products. Flex partners with customers across a diverse set of industries including data center, communications, enterprise, consumer, automotive, healthcare, industrial and power. As of December 31, 2025, Flex reported its financial performance based on the following two operating and reporting segments:

•Flex Agility Solutions, comprised of the following end markets:
◦Communications, Enterprise and Cloud, including data center, edge, and communications infrastructure;
◦Lifestyle, including appliances, floorcare, smart living, HVAC, and power tools; and
◦Consumer Devices, including mobile and high velocity consumer devices.

•Flex Reliability Solutions, comprised of the following end markets:
◦Industrial, including industrial devices, capital equipment, renewables, critical power, and embedded power;
◦Automotive, including compute platforms, power electronics, motion, and interface; and
◦Health Solutions, including medical devices, medical equipment, and drug delivery.

4.1.2 Smelters and Refiners; Countries of Origin of Conflict Minerals

As noted above, as part of our Due Diligence, we received and validated Conflict Minerals declarations from 2,212 of our suppliers. These declarations include a total of approximately 369 SORs (190 smelters and 179 refiners) that processed Conflict Minerals used in the production of such suppliers’ products. Among these 369 SORs provided in the declarations, approximately 63.96% either have been certified as conformant with the Responsible Minerals Assurance Program’s (“RMAP”) (formerly known as the Conflict-Free Smelter Program) assessment protocols (“RMAP Conformant”) or have committed to undergo a RMAP audit (“RMAP Active”).

As many of these declarations are company-wide and not product specific, we believe these declarations may include SORs, and countries of origin for Conflict Minerals that are not applicable to the Conflict Minerals used in our products. Due to the many such company-wide declarations and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which SORs or which countries of origin listed in the declarations actually provide the specific Conflict Minerals used in our products. The SORs identified by our suppliers in their declarations, as well as the countries of origin for their Conflict Minerals, are set forth in the Appendix to this Report.

4.1.3 Due Diligence Improvement Efforts

The following actions, among others, form part of our ongoing efforts to enhance our due diligence processes and to address the risk that our Conflict Minerals finance or otherwise benefit Armed Groups:

•Increase supplier Conflict Minerals outreach;
•Increase the number and improve the quality of supplier survey responses;
•Support customers with their specific initiatives within their supply base;
•Enhance quality review procedures and follow-up processes related to supplier survey responses;
•Inform and encourage smelters and refiners to participate in conflict-free industry initiatives such as the RMI;
•Participate in and support industry trade groups to promote awareness and communication across the supply chain;
•Train and educate our suppliers on our expectations regarding conflict-free sourcing;
•Reevaluate relationships with suppliers that do not comply with our Conflict Minerals Policy; and
•Continue to refine our due diligence processes in alignment with the OECD Guidelines and related supplements.

Appendix

Smelters and Refiners

Metal	Reference List	Name	Country	Smelter Identification
Gold	Agosi AG*	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.*	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Argor-Heraeus S.A.*	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.*	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.*	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Aurubis AG, Hamburg*	Aurubis AG, Hamburg	GERMANY	CID000113
Gold	C. Hafner GmbH + Co. KG*	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Chimet S.p.A.*	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa*	Dowa	JAPAN	CID000401
Gold	Heimerle + Meule GmbH*	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG*	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.*	Heraeus Metals Hong Kong Ltd.	HONG KONG	CID000707
Gold	Ishifuku Metal Industry Co., Ltd.*	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	JX Advanced Metals Corporation*	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	Kojima Chemicals Co., Ltd.*	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS MnM Inc.*	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Matsuda Sangyo Co., Ltd.*	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.*	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.*	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.*	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Mitsubishi Materials Corporation*	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA*	MKS PAMP SA	SWITZERLAND	CID001352
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Nihon Material Co., Ltd.*	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.*	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Royal Canadian Mint*	Royal Canadian Mint	CANADA	CID001534
Gold	SAFINA A.S.*	SAFINA A.S.	CZECHIA	CID002290
Gold	SEMPSA Joyeria Plateria S.A.*	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.*	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Solar Applied Materials Technology Corp.*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.*	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.*	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.*	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Gold Corporation - The Perth Mint*	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH*	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Asaka Riken Co., Ltd.*	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Boliden Mineral AB (Ronnskar)*	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	Jiangxi Copper Co., Ltd.*	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Kennecott Utah Copper LLC*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Materion*	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Rand Refinery (Pty) Ltd.*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.*	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Gold	Yokohama Metal Co., Ltd.*	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Abington Reldan Metals, LLC*	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company*	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Asahi Refining USA Inc.*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Bangalore Refinery*	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Glencore Canada Corporation - CCR Refinery*	Glencore Canada Corporation - CCR Refinery	CANADA	CID000185
Gold	Chugai Mining*	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA*	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	DSC (Do Sung Corporation)*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant*	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant*	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant*	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.*	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Gold	GG Refinery Ltd.*	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	Gold by Gold Colombia*	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Istanbul Gold Refinery*	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi*	Italpreziosi	ITALY	CID002765
Gold	Japan Mint*	Japan Mint	JAPAN	CID000823
Gold	Kazzinc Ltd*	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	KGHM Polska Miedz Spolka Akcyjna*	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Korea Zinc Co., Ltd.*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	LT Metal Ltd.*	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Metal Concentrators SA (Pty) Ltd.*	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	MMTC-PAMP India Pvt., Ltd.*	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat*	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company*	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.**	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	CID002779
Gold	Planta Recuperadora de Metales SpA*	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk*	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.*	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	REMONDIS PMR B.V.*	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SungEel HiMetal Co., Ltd.*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A*	T.C.A S.p.A	ITALY	CID002580
Gold	TOO Tau-Ken-Altyn*	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	United Precious Metal Refining, Inc.*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.*	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Yamakin Co., Ltd.*	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Bangalore Refinery*	Bangalore Refinery	INDIA	CID002863
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Impala Platinum - Platinum Metals Refinery (PMR)*	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Impala Platinum - Rustenburg Smelter*	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	CID004610
Gold	SOLEIL METALS (Chala One Plant)**	SOLEIL METALS (Chala One Plant)	PERU	CID004704
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant**	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
Gold	SOLEIL METALS (YAKARI Plant)**	SOLEIL METALS (YAKARI Plant)	PERU	CID004705
Gold	Impala Platinum - Base Metal Refinery (BMR)*	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	CID004604
Tantalum	D Block Metals, LLC*	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Global Advanced Metals Aizu*	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Tuohong New Raw Material*	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Materion Newton Inc.*	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.*	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mitsui Kinzoku Company, Limited*	Mitsui Kinzoku Company, Limited	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	TANIOBIS Co., Ltd.*	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH*	TANIOBIS GmbH	GERMANY	CID002545
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tantalum	TANIOBIS Japan Co., Ltd.*	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Ulba Metallurgical Plant JSC*	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	F&X Electro-Materials Ltd.*	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.*	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	NPM Silmet OU*	NPM Silmet OU	ESTONIA	CID001200
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	AMG Brasil*	AMG Brasil	BRAZIL	CID001076
Tantalum	Mineracao Taboca S.A.*	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	QuantumClean*	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Taki Chemical Co., Ltd.*	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals*	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET de Mexico*	KEMET de Mexico	MEXICO	CID002539
Tantalum	Resind Industria e Comercio Ltda.*	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	PowerX Ltd.*	PowerX Ltd.	RWANDA	CID004054
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.**	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiujiang Janny New Material Co., Ltd.*	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.*	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	CID004431
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.*	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
Tantalum	Avon Specialty Metals Ltd.*	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705
Tantalum	RFH Recycling Metals Co., Ltd.*	RFH Recycling Metals Co., Ltd.	CHINA	CID003159
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.*	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
Tin	Alpha Assembly Solutions Inc*	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse*	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango*	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.*	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Synergies EMEA, S.L.U.*	CRM Synergies EMEA, S.L.U.	SPAIN	CID003524
Tin	Dowa*	Dowa	JAPAN	CID000402
Tin	Empresa Metallurgica Vinto*	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fenix Metals*	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company*	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Metallic Resources, Inc.*	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	Mineracao Taboca S.A.*	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur*	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation*	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.*	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT ATD Makmur Mandiri Jaya*	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Cipta Persada Mulia*	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Mitra Stania Prima*	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo*	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Rajehan Ariq*	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Timah Tbk Kundur*	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok*	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Rui Da Hung*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas*	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco*	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining*	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Jiangxi New Nanshan Technology Ltd.**	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Bangka Prima Tin*	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	Estanho de Rondonia S.A.*	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Luna Smelter, Ltd.*	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	Mining Minerals Resources SARL*	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	PT Premium Tin Indonesia*	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama*	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)*	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	Resind Industria e Comercio Ltda.*	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Woodcross Smelting Company Limited*	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	PT Arsed Indonesia*	PT Arsed Indonesia	INDONESIA	CID005067
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	PT Artha Cipta Langgeng**	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	Soft Metais Ltda.*	Soft Metais Ltda.	BRAZIL	CID001758
Tin	CV Ayi Jaya*	CV Ayi Jaya	INDONESIA	CID002570
Tin	HuiChang Hill Tin Industry Co., Ltd.*	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda**	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	Global Advanced Metals Greenbushes Pty Ltd.*	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Feinhutte Halsbrucke GmbH*	Feinhutte Halsbrucke GmbH	GERMANY	CID000466
Tin	Dongguan Best Alloys Co., Ltd.*	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	P Kay Metal, Inc*	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	TRATHO Metal Quimica*	TRATHO Metal Quimica	BRAZIL	CID003474
Tin	Conecsus LLC**	Conecsus LLC	UNITED STATES OF AMERICA	CID003504
Tungsten	A.L.M.T. Corp.*	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC*	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	H.C. Starck Tungsten GmbH*	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Japan New Metals Co., Ltd.*	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Huntsville*	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials*	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Niagara Refining LLC*	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Wolfram Bergbau und Hutten AG*	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.*	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Cronimet Brasil Ltda*	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hubei Green Tungsten Co., Ltd.*	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
_____________________________
* RMAP Conformant.
** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED*	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM	CID004619
Tungsten	Kennametal Fallon*	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Lianyou Metals Co., Ltd.*	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.*	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	Tungsten Vietnam Joint Stock Company*	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Philippine Bonway Manufacturing Industrial Corporation*	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797
Tungsten	Uzbekistan Technological Metallurgical Complex JSC**	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN	CID002660
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.*	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012
Tungsten	S.P.T. spol.s r.o.*	S.P.T. spol.s r.o.	CZECHIA	CID005068
Tungsten	Tungamoy Metals Inc.*	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248
Tungsten	Avon Specialty Metals Ltd.*	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.*	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580

_____________________________
* RMAP Conformant.
** RMAP Active.

Countries of Origin***

Albania	Estonia	Latvia	Russia
Algeria	Eswatini	Lebanon	Rwanda †
Andorra	Ethiopia	Liberia	San Marino
Angola	Fiji	Liechtenstein	Saudi Arabia
Argentina	Finland	Lithuania	Senegal
Armenia	France	Luxembourg	Serbia
Australia	French Guiana	Macao	Sierra Leone
Austria	Georgia	Madagascar	Singapore
Azerbaijan	Germany	Malaysia	Slovakia
Belgium	Ghana	Mali	Slovenia
Benin	Greece	Malta	Solomon Islands
Bolivia	Greenland	Mauritania	South Africa
Brazil	Guatemala	Mexico	Spain
Brunei Darussalam	Guernsey	Monaco	Sri Lanka
Bulgaria	Guinea	Mongolia	Suriname
Burkina Faso	Guyana	Morocco	Sweden
Burundi †	Honduras	Mozambique	Switzerland
Cambodia	Hong Kong	Myanmar	Tajikistan
Cameroon	Hungary	Namibia	Tanzania †
Canada	Iceland	Netherlands	Thailand
Chile	India	New Caledonia	Trinidad and Tobago
China	Indonesia	New Zealand	Turkey
Chinese Taipei	Ireland	Nicaragua	Uganda †
Colombia	Israel	Niger	Ukraine
Costa Rica	Italy	Nigeria	United Arab Emirates
Côte d'Ivoire	Jamaica	North Macedonia, Republic of	United Kingdom
Croatia	Japan	Norway	United States of America
Czech Republic	Jordan	Panama	Uruguay
Democratic Republic of the Congo†	Kazakhstan	Papua New Guinea	Uzbekistan
Denmark	Kenya	Peru	Venezuela
Dominican Republic	Korea, Republic of	Philippines	Vietnam
Ecuador	Kyrgyzstan	Poland	Zambia †
Egypt	Lao People's Democratic Republic	Portugal	Zimbabwe
El Salvador	Laos	Romania
_____________________________
*** Country of origin information of the Conflict Minerals used by RMAP Conformant smelters is provided by the RMI. Due to confidentiality restrictions, the RMI may only disclose country of origin information on an aggregate basis where the country of origin is not the DRC.
† Covered Country.